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                                                                       EXHIBIT 5

                 [Letterhead of Roberts, Sheridan & Kotel, P.C.]

                                                July 12, 1999

The Pietrafesa Corporation
7400 Morgan Road
Liverpool, NY 13090

                           The Pietrafesa Corporation
                       Registration Statement on Form S-1

Dear Sirs:

            We have acted as counsel for The Pietrafesa Corporation, a Delaware corporation (the "Issuer"), in connection with the preparation of Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 12, 1999, Registration Number 333-74439, under the Securities Act of 1933 (the "Act") for the registration under the Act of 4,058,333 shares of Class A Common Stock, par value $.001 per share, of the Issuer. Such registered shares of Class A Common Stock consist of 4,000,000 shares being offered by the Issuer and up to 58,333 shares being offering for resale, from time to time, by a stockholder of the Issuer.

            In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and corporate records, instruments and documents of or affecting the Issuer, including, without limitation, (i) the Certificate of Incorporation of the Issuer; (ii) the Bylaws of the Issuer; (iii) resolutions adopted by the Board of Directors and Stockholders of the Issuer; and (iv) a form of specimen stock certificate for the Class A Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers of the Issuer, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion.

            In rendering our opinion, we have relied, as to matters of fact, upon representations and warranties of the Issuer and upon such certificates and other instruments of officers of the Issuer and public officials as we have deemed necessary or appropriate for the purpose of rendering this opinion, in each case without independent investigation or verification. Additionally, without any independent investigation or verification, we have assumed (i) the

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genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Issuer, where applicable, signing in their capacity as such, (iv) the enforceability of all the agreements we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            1. The Issuer is a corporation duly incorporated and is in good standing under the laws of the State of Delaware.

            2. The 4,058,333 shares of Class A Common Stock, when sold in accordance with the provisions of the Registration Statement, shall have been legally issued and are fully paid and nonassessable.

            Members of this Firm are admitted to practice law only in the State of New York and do not purport to be experts on, and are not expressing any opinion with respect to, any laws other than the laws of the State of New York, Delaware corporate law and the Federal laws of the United States of America.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the heading "Legal Counsel" in the prospectus included in Part I of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,

                                                Roberts, Sheridan & Kotel, P.C.